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                                                                       EXHIBIT 5
                                  June 3, 1998




Firstwave Technologies, Inc.
2859 Paces Ferry Road, Suite 1000
Atlanta, Georgia  30339

         Re:      Registration Statement on Form S-8
                  Firstwave Technologies, Inc. 1993 Stock Option Plan

Ladies and Gentlemen:

         We have served as counsel for Firstwave Technologies, Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 400,000 shares (the "Shares") of common stock, no par value of the Company, to be issued and sold by the Company upon the exercise of options granted to certain directors and key employees of the Company pursuant to the Firstwave Technologies, Inc. 1993 Stock Option Plan (the "1993 Plan").

         We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the grants of stock options pursuant to the 1993 Plan as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

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         We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Georgia.

         Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1.       The Shares have been duly authorized; and

         2. Upon the issuance and delivery of the Shares pursuant to the exercise of options and payment therefor as provided in the 1993 Plan and as contemplated by the Registration Statement, such Shares will be legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                      Very truly yours,



                          POWELL, GOLDSTEIN, FRAZER & MURPHY LLP